Exhibit 99.1

4630 S. Arville, Suite E ● Las Vegas, NV 89103 ● 702.798.5752 ● Fax 702.798.5762
Publicly Traded (NYSE AMEX: WGA), www.agegaming.com

**** URGENT ****

TIME IS GROWING SHORT BEFORE OUR SPECIAL MEETING

Dear AG&E Holdings Inc. Shareholder:

At the time of the mailing of this letter our records indicate you have not yet voted your shares for the upcoming 2016 AG&E Holdings Inc. (the “Company”) Special Meeting scheduled to be held on September 14, 2016.

Because of the high number of votes required to pass the merger proposal, we strongly encourage you to submit your vote TODAY.

The fastest and easiest way to vote your shares is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided. If you hold your shares through a broker, your broker will be unable to vote your shares with respect to any matters to be voted upon at the meeting if you do not provide instructions to your broker.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY

If you sign and return the enclosed form without indicating a different choice, your shares will be voted FOR the election of the nominees for directors, FOR the approval of an advisory (non-binding) proposal on the Company’s executive compensation, FOR the merger proposal and FOR the adjournment proposal.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at 1-877-780-4190.

Sincerely yours,

Tony Spier

Chairman, President, & CEO